UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 28, 2020 (April 24, 2020)

CNX Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center
1000 CONSOL Energy Drive Suite 400
Canonsburg, Pennsylvania 15317
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock ($.01 par value)	CNX	New York Stock Exchange
Preferred Share Purchase Rights	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 24, 2020, CNX Resources Corporation (“CNX” or the “Company”), the guarantors party thereto, the lenders party thereto and PNC Bank, National Association (“PNC”), as administrative agent and collateral agent, entered into Amendment No. 4 (“Amendment No. 4”) to the credit agreement governing the Company’s credit facility. Amendment No. 4 amends the Second Amended and Restated Credit Agreement, dated as of March 8, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as syndication agent and PNC, as administrative agent and collateral agent.

Amendment No. 4 amended the Credit Agreement to, among other things, (i) redetermine the Company’s borrowing base to $1.9 billion from $2.3 billion until the next scheduled redetermination, (ii) limit to $150 million the amount of balance sheet cash that the Company may have on hand when loans under the Credit Agreement are outstanding, subject to certain exceptions, (iii) raise the minimum percentage of the Company’s proved reserves that must be subject to a mortgage to secure the obligations under the credit agreement to 85% and (iv) increase the rate of interest that accrues on outstanding indebtedness under the Credit Agreement, so that interest accrues at a rate based on either:

•	the highest of (i) PNC Bank, National Association’s prime rate, (ii) the federal funds open rate plus 0.50%, and (iii) the one-month LIBOR rate plus 1.0%, in each case, plus a margin ranging from 0.75% to 1.75%; or

•	the LIBOR rate plus a margin ranging from 1.75% to 2.75%.

The total commitments from the lenders were reduced to $1.9 billion from $2.1 billion.

The foregoing description of Amendment No. 4 is not complete and is qualified in its entirety by reference to the full text of Amendment No. 4, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1#

Amendment No. 4, dated as of April 24, 2020, to the Second Amended and Restated Credit Agreement, dated as of March 8, 2018, among CNX Resources Corporation, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as syndication agent, and PNC Bank, National Association, as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Confidential treatment has been requested for portions of this exhibit. Omissions are designated with brackets containing asterisks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX RESOURCES CORPORATION

By:	/s/ Donald W. Rush
Donald W. Rush
Chief Financial Officer and Executive Vice President

Dated: April 28, 2020